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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-32587, 333-55630, 333-71348, 333-81583,
333-103349 and 333-103464) and on Form S-8 (Nos. 33-72848, 33-79826, 33-92182,
333-59383, 333-55110, 333-82658 and 333-103348) of Newfield Exploration Company
of our report dated March 10, 2004 relating to the consolidated financial statements, which appears in this Form 10-K.


Houston, Texas
March 12, 2004